Exhibit 10.39
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE RESTRICTIONS SET FORTH HEREIN AND IN THE COMPANY’S OPERATING AGREEMENT (AS THE SAME MAY BE AMENDED AND RESTATED FROM TIME TO TIME).
EQUITY INTERESTS PURCHASE WARRANT
No. W- 01
Recitals
A. Quepasa Corporation, a Nevada corporation (“QPSA”), has agreed to loan to BRC Group, LLC, a California limited liability company (the “Company”), the sum of $600,000 on an interest-free basis (the “Loan”) to be evidenced by a Promissory Note and Loan Agreement dated as of March 27, 2008 (the “Loan Documents”).
B. To induce QPSA to make the Loan to the Company, the Company has agreed to issue to QPSA a warrant allowing QPSA to purchase up to 50% of the total issued and outstanding Equity Interests in the Company.
C. As of the date of this Warrant, the Company has issued and outstanding only Class A Membership Interests.
D. The terms “Membership Interest” and “Class A Membership Interest” shall have the same meanings as set forth in the Company’s Operating Agreement.
Agreement
1. Definitions. The capitalized terms set forth in this Warrant have the meanings set forth in Section 8 below.
2. Warrant.
2.1 Grant of Warrant. The Company hereby agrees that, for good and valuable consideration, the receipt of which is hereby acknowledged, QPSA, the recipient of this Warrant (“Holder”), or its assigns or transferees, is entitled to purchase from the Company upon the occurrence of any event listed in Section 2 of this Warrant, that amount of Equity Interests set forth in Section 2.3(a) of this Warrant, not to exceed fifty percent (50%) of the total issued and outstanding Equity Interests (subject to all the adjustments provided herein), for a total purchase price equal to Exercise Price. So long as the Company has issued and outstanding only Class A Membership Interests, the Company shall issue to Holder, upon exercise of this Warrant, only Class A Membership Interests in the appropriate percentage, as determined under Section 2.3 below.

2.2 Exercise of Warrant. The Warrant shall become exercisable in full upon the day immediately following the Due Date of the Loan if the Loan is not paid in full on the Due Date; provided that this Warrant shall not be exercisable if prior to that date, the Company has accepted QPSA’s offer to purchase 100% of the Company’s Equity Interests, or QPSA has exercised its right of first refusal to purchase the Equity Interests.
2.3 Exercise Price of Warrant; Interests Purchased.
(a) The amount of Equity Interest that may be purchased upon the exercise of this Warrant shall equal the product obtained by multiplying (i) .50 times (ii) a fraction, the numerator of which is the total unpaid principal balance of the Loan as of the Exercise Date (disregarding any imputed interest) and the denominator of which is $600,000 times (iii) the total of all issued and outstanding Equity Interests in the Company. For example, if upon the Exercise Date the unpaid principal balance of the Loan is $300,000, upon exercise of the Warrant, QPSA would receive that amount of Equity Interests which would represent 25% of all issued and outstanding Equity Interests in the Company.
(b) The Exercise Price at any time shall be the unpaid Loan Principal. Upon exercise of this Warrant, the unpaid Loan Principal shall be deemed to have been paid in full and the Company shall have no further liability therefore, and QPSA shall have a basis in the Equity Interest equal to the Exercise Price.
(c) The foregoing to the contrary notwithstanding, if when the Warrant is exercised the Company is subject to insolvency, bankruptcy, rehabilitation, conservancy or any similar proceeding, or any of these, Holder’s Exercise Price of this Warrant shall be $10,000 and the unpaid principal balance of the Loan shall remain outstanding, subject to a credit of $10,000.00 for payment of the Exercise Price.
(d) Upon exercise of this Warrant, Holder shall, with respect to the Equity Interests acquired by such exercise, automatically become a member of the Company and shall be entitled to all rights and benefits of membership in the Company, without the further approval or consent of any manager or member of the Company.
2.4 Method of Exercise. This Warrant may be exercised by delivery of this Warrant with the Notice of Exercise duly executed by such Holder, to the Company at its principal office prior to the Expiration Date. The “Exercise Date” shall mean the date the Exercise Notice is delivered to the Company.
2.5 Issuance of Equity Interest Upon Exercise. Upon exercise of this Warrant by Holder, the Company shall deliver to QPSA or its assignee, the Equity Interests and any Other Securities or other property required to be delivered to the Holder within seven business days after Holder’s exercise of this Warrant. The Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof, a certificate or certificates evidencing the Equity Interests or Other Securities or property to which such Holder is entitled.
2.6 Expiration of Warrant. This Warrant shall terminate on the earlier of (a) the last day of the 37th calendar day following the date the Warrant first became exercisable or (b) upon payment in full of the Loan.

3. Continuing Rights of Warrant Holder.
3.1 Reorganization, Consolidation and Other Transactions. Upon any reorganization, consolidation, merger, share exchange, or sale of assets, or any dissolution of the Company following any transaction, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the equity interests, limited liability company interests, shares of stock, debt, partnership interests, profits interest and any other securities and property receivable by the Company or its members after the consummation of such reorganization, consolidation, merger, exchange or other transaction, or the effective date of dissolution following any such transaction, as the case may be, and the terms and conditions of this Warrant shall be binding upon the issuers of any such other interests or other securities, including, in the case of such a transaction, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.
3.2 No Dilution or Impairment. The Company will not, by amendment of its Articles of Organization, Operating Agreement, or any other documents or agreements, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against dilution. Without limiting the generality of the foregoing, the Company: (a) will not, if applicable, increase the par value of any Equity Interests receivable on the exercise of the Warrant above the amount payable therefor on such exercise; (b) will not alter or amend its Articles of Organization or its Operating Agreement as in effect as of the date of this Warrant without the prior written consent of the Holder; (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Equity Interests on the exercise of the Warrant from time to time outstanding and will reserve for future issuance a sufficient number of Equity Interests to allow this Warrant to be exercised as anticipated herein; and (d) will not transfer all or substantially all of its properties and assets to any other person or entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant.
4. Adjustments for Issuance of Equity Interests and Amount of Outstanding Equity Interests.
4.1 General. If at any time there shall occur any equity split, equity dividend, reverse equity split or other subdivision of the Company’s Equity Interests (“Equity Event”), then the percentage of Equity Interests to be received by the Holder of this Warrant, as a percentage of all Equity Interests issued and outstanding, shall be appropriately adjusted so that Holder shall have the same proportion of Equity Interests issuable hereunder, at any time, on a fully diluted basis, up to a maximum Equity Interest of fifty percent (50%) of all Equity Interests issued and outstanding at any time, on a fully diluted basis, that the Holder could have purchased prior to the occurrence of such Equity Event, assuming that this Warrant was exercisable in full at the time of the Equity Event occurred. No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Equity Interests receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately decreased or increased upon the occurrence of any equity split, equity dividend, reverse equity split or other subdivision of the Equity Interests so that the aggregate Exercise Price payable if the Warrant was exercised in full shall be the same both before and after the Equity Event.

As used herein, “Warrant Equity” means the Equity Interests previously issued pursuant to this Warrant as of the time of determination, and any capital stock or other securities into which or for which such Equity Interests shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and any shares of capital stock issued with respect to the foregoing pursuant to any stock split or stock dividend.
4.2 Other Issuance of Equity Interests. Unless the Holder shall otherwise agree, if at any time there shall be any increase in amount of Equity Interests outstanding or which the Company is obligated to issue, or covered by any option, warrant or convertible security which is outstanding, or which the Company is obligated to issue, and the Equity Interests so issued or which the Company is obligated to issue are issued or issuable at a price which is less than the then current fair market value of such Equity Interests, as determined jointly by the Company and the Holder, then the Equity Interests to be received by the Holder shall be adjusted to that amount determined by multiplying (a) the maximum Equity Interests purchasable hereunder prior thereto, (including a Warrant Equity held by the Holder prior thereto by (b) a fraction (i) the numerator of which shall be the amount of Equity Interests outstanding, including any Equity Interests that the Company is obligated to issue, plus the maximum number of Equity Interests which are issuable pursuant to options, warrants or convertible securities which are outstanding or which the Company is obligated to issue, immediately after such increase, and (ii) the denominator of which shall be the Equity Interests outstanding, including any Equity Interests that the Company is obligated to issue, plus the maximum number of Equity Interests which are issuable pursuant to options, warrants or convertible securities which are outstanding or which the Company is obligated to issue, immediately prior to such increase. Thereupon, the Exercise Price shall be correspondingly reduced so that the aggregate Exercise Price for all Equity Interests covered hereby shall remain unchanged. The provisions of this Section 4.2 shall not apply to any issuance of additional Equity Interests for which an adjustment is provided under Section 4.1 hereof.
4.3 Other Securities. If any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any Equity Interests (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in this Section 4 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the Holder of this Warrant shall be entitled to receive upon exercise hereof, in addition to the Equity Interests, such amount of Other Securities (in lieu of, or in addition to, Equity Interests) as is determined in accordance with the terms hereof, treating all references to Equity Interests herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 4 with respect to the Equity Interests issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this Section 4 and the other provisions of this Warrant.

4.4 Determination of Adjustments. In determining whether any adjustment or readjustment is required under this Section 4, and the extent of any such adjustment, the following provisions shall apply:
(a) In the case of the issuance of securities of the Company for cash, the amount of consideration received by the Company for such securities shall be deemed to be the amount of cash paid therefor, before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.
(b) In the case of the issuance of securities of the Company for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as determined by the Managers of the Company, with the approval of the Holder.
(c) In the case of the issuance of Options or Convertible Securities, the following provisions shall apply:
(1) With respect to Options to purchase Equity Interests, the aggregate maximum amount of Equity Interests deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4.4(a) and (b) hereof), if any, received by the Company for such Options plus the minimum exercise price provided in such Options for Equity Interests covered thereby.
(2) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum amount of Equity Interests deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum amount of Equity Interests issuable upon the exercise of such Options to purchase of such Convertible Securities shall be deemed to have been issued at the time such convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Section 4.4(a) and (b) hereof).

(3) If any change occurs in the amount of Equity Interests deliverable, or in the consideration payable to the Company, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the amount of Equity Interests issuable upon exercise of this Warrant and the Exercise Price hereunder, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Equity Interests or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.
(4) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the amount of Equity Interests issuable upon exercise of this Warrant and the Exercise Price hereunder, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the amount of Equity Interests (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.
(5) The amount of Equity Interests deemed issued and the consideration deemed paid therefor pursuant to Section 4.4(c)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration
5. Notices. In the event of:
(a) any taking by the Company of a record of the holders of any class of Equity Interests for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
(b) any capital reorganization of the Company, any reclassification or recapitalization of the equity interests of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or
(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or
(d) any proposed issue or grant by the Company of any class of any equity interest or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Equity Interests on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Equity Interests (or Other Securities) shall be entitled to exchange their shares of Equity Interests

(or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any equity interest or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be given in accordance with Section 11 at least 30 days prior to the date specified in such notice on which any such record or other action is to be taken. The Company agrees that it will not take any of the action specified regarding clauses (a) through (d) above, without first obtaining the prior written consent of the Holder.
6. Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, Equity Interests equal to the total maximum amount of Equity Interests from time to time issuable upon exercise of this Warrant, and, from time to time, subject to the terms of this Warrant will take all steps necessary to amend its Articles of Organization and Operating Agreement to provide sufficient reserves for the issuance of the Equity Interests upon exercise of this Warrant.
7. Certain Holder Rights. If Holder exercises this Warrant any time after the date the Warrant first becomes exercisable and acquires 50% of the total issued and outstanding Equity Interests, Holder shall have the right to elect a majority of the Company’s Managers. The Majority Members of the Company, by executing this Warrant, agree to the foregoing and hereby grant Holder an irrevocable proxy, which constitutes a power coupled with an interest, to vote all the interests of the Majority Members for the election of a majority of the Company’s Board of Directors or all of the Company’s Managing Members, as such persons may be selected by the Holder. Holder, in exercising the proxy granted hereby, shall owe no duty to the Majority Members in connection with the selection of the Company’s directors or Managers, and the Majority Members consent to such action as the Holder may take in order to protect its interests in and investment in the Company.
8. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
(a) “Convertible Securities” means and includes any indebtedness or Equity Interests, profits interests, convertible into, or exchangeable for Equity Interests.
(b) “Due Date” means the earlier of January 8, 2011, or the date the Loan Principal becomes due and payable under the Loan Documents.
(c) “Equity Event” has the meaning set forth in Section 4.1.
(d) “Equity Interests” means any Membership Interests that are issued by the Company, and outstanding, including without limitation (i) any Class A Membership Interests, (ii) any class or series of equity interest in the Company issued and outstanding at any time, as evidenced by the Company’s Articles of Organization, Operating Agreement and other Company documents in effect from time to time, and (iii) any Convertible Securities or Other Securities into which such Equity Interests may be converted from time to time, in each case, together with all rights associated therewith, including, without limitation, voting rights, rights to distributions, allocations of profit or loss, profits interests, preferences, priorities, preferred returns, and any other rights associated with any such Equity Interests. To quantify the amount of Equity Interest with respect to this Warrant or any other purpose, the Equity Interest shall be expressed as a percentage of all other Equity Interests then issued and outstanding, regardless of class or series, treating all Equity Interests as a single class.
(e) “Exercise Date” has the meaning specified in Section 2.4.
(f) “Exercise Price” has the meaning specified in Section 2.3(b).
(g) “Expiration Date” is the date specified in Section 2.6.
(h) “Holder” means the holder or holders of this Warrant from time to time.
(i) “Loan” has the meaning set forth in Recital A.
(j) “Loan Documents” has the meaning set forth in Recital A.
(k) “Loan Principal” means the principal balance of the Loan outstanding at any time as determined under the Loan Documents, without regard to the imputation of any interest.
(l) “Majority Members” means those persons, or their successors in interest, who individually or collectively own more than 50% of the Company’s Equity Interests, regardless of class.
(m) “Options” means rights (including contractual rights), options or warrants to subscribe for, purchase or otherwise acquire Equity Interests or Convertible Securities.
(n) “Other Securities” refers to any equity or profits interests (other than Equity Interests), including any class or series of common or preferred stock or Equity Interests, however denominated, and other securities of the Company or any other entity (corporate or otherwise) (i) which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Equity Interests, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Equity Interests or Other Securities, in each case pursuant to Section 3 or 4 hereof.
9. Company’s Representations and Warranties. The Company hereby makes the following representations and warranties to the Holder:
(a) The Company is a duly organized, and validly existing limited liability company, and in good standing under the laws of the State of California and is qualified to transact business in each jurisdiction where the Company currently transacts business. The Company holds all authorizations, certificates of authority, permits, and other consents necessary for the Company to conduct its business, as presently conducted. All limited liability company action necessary to authorize the Company to issue and deliver this Warrant has been taken and is in full force and effect, and has not been modified, revoked, or rescinded.

(b) This Warrant is duly issued, outstanding and is binding and enforceable against the Company and its Members in accordance with its terms. The issuance of this Warrant to Holder, and Holder’s exercise of this Warrant, does not and will not violate the Company’s Articles of Organization, Operating Agreement, or any other agreement or obligation of the Company or the Majority Members or by which the Company or its Majority Members are subject or by which the assets or properties of either is bound.
(c) No consent by any third party or other person is necessary for the Company to issue, enter into, and to perform its obligations under this Warrant, whose consent has not already been obtained and is in full force and effect.
(d) The Company is not insolvent and the issuance of this Warrant or its exercise will not cause the Company to be in breach of or default under any agreement, covenant, or indenture to which the Company is a party or to which its assets are subject. The issuance of this Warrant and the Exercise of the Warrant will not contravene the organizational documents of the Company as they presently exist or may exist in the future.
10. Remedies. The Company agrees that the remedies at law of the Holder of this Warrant in the event of any breach or default or threatened breach or default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, in addition to any claim for damages, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
11. Mailing of Notices. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telecopy) at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.
12. Miscellaneous. If any provision of this Warrant is determined to be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
13. No Assignment. Neither QPSA nor the Company may assign their respective rights or obligations hereunder, whether voluntarily or by operation of law, without the prior written consent of the other. A change in ownership of fifty percent (50%) or more of the ownership interests of QPSA shall be considered an assignment for the purposes of this Section.

Any transfer or assignment in contravention of this provision shall be void. Notwithstanding the foregoing, the Company shall consent to an assignment by QPSA unless such assignment is to a party that competes with the Company in the business of producing soccer tournaments.
14. Governing Law. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Arizona. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
15. Majority Members. The Majority Members have executed this Warrant for the purpose of consenting to the issuance of this Warrant and for the purpose of consenting to the Holder’s admission to the Company as a Class A Member upon exercise of this Warrant, and the Majority Members agree to be bound by all terms and conditions hereof and agree to cause the Company to carry out each and every obligation it owes to the Holder under this Warrant.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and Majority Members have caused this Warrant to be executed by the Company’s duly authorized officer and the Company’s corporate seal to be impressed hereon and attested by the Company’s Secretary.
DATED the 10th day of March, 2008.

“Company”

BRC Group, LLC, a California limited liability company

By:	/s/ Richard Copeland

Name:	Richard Copeland

Its:	Manager

“Majority Members”

By:	/s/ Richard Copeland

Signature Richard Copeland

By:	/s/ Brad Rothenberg

Signature Brad Rothenberg
(Corporate Seal)
Attest:

Name:

Title:	Secretary

EXERCISE NOTICE
The undersigned hereby irrevocably elects to exercise this Warrant to purchase hereunder  _____  % of the total issued and outstanding Equity Interests of the Company in consideration for the forgiveness of $  _____  of the Loan Principal and requests that the certificates for such shares be issued in the name of the undersigned and delivered to the address specified below.
DATED the  _____  day of  _____  , 20  _____

(signature of holder)

(address of holder)